CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Cooperative Bankshares, Inc.
on Form S-8 (File No. 333-22335) of our report dated
January 21, 2000, on our audits of the consolidated financial statements of Cooperative Bankshares, Inc.
as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 27, 2000